Exhibit 99.1

Aspire Biopharma Holdings, Inc., Announces Public Listing on Nasdaq

The closing of the business combination with PowerUp Acquisition Corp. creates Nasdaq-listed biopharmaceutical company dedicated to developing breakthrough innovations in FDA approved drugs, nutraceuticals, and supplements

Aspire has multiple product candidates in key areas of medical needs such as a fast-acting aspirin product for cardiology emergencies and pain management, a proprietary Viagra/Cialis combination product, various bi-hormonal drugs such as testosterone, estrogen, weight loss, anti-seizure, and thyroid drugs. Supplements such as pre-workout and melatonin are already being developed using Aspire’s proprietary sublingual delivery system.

Aspire Biopharma Holdings, Inc. (“Aspire Biopharma”) is scheduled to begin trading on Nasdaq on February 20, 2025 under the ticker symbol “ASBP”.

HUMACO, PR AND NEW YORK, NY / ACCESS Newswire / February 20, 2025 / Aspire Biopharma, Inc. (“Aspire” or the “Company”), a developer of a multi-faceted patent-protected disruptive drug delivery mechanism technology, and PowerUp Acquisition Corp. (Nasdaq:PWUP), a Nasdaq Global Market® listed special purpose acquisition company, (“PowerUp”), today announced the completion of their previously announced business combination (the “Business Combination”). Proceeds from the transaction totaled approximately $3.8 million, which included funds held in PowerUp’s trust account and a concurrent private placement investment in public equity (PIPE) financing. The Business Combination was approved by PowerUp Acquistion Corp. stockholders on January 31, 2025, and it closed on February 17, 2025. Beginning on February 20, 2025, Aspire Biopharma shares of common stock and warrants will begin to trade on the Nasdaq Global Market and Nasdaq Capital Market (collectively, “Nasdaq”), respectively, under the ticker symbols “ASBP” and “ASBPW,” respectively.

The Business Combination is expected to provide Aspire Biopharma with improved access to sources of new capital, enable Aspire to further expand the internal development of new product offerings, accelerate strategic partnerships, and pursue trials and commercialization of its fast-absorbing aspirin for use in stopping cardiac incidents which management believes is a candidate for fast-track approval through the FDA.

Highlights

●	Industry-Leading Platform: Aspire is focused on developing a pipeline of products utilizing its novel sublingual delivery mechanisms to enhance the efficacy of FDA- approved drugs, nutraceuticals, and supplements.

●	Innovative Drug Delivery Technology: Aspire’s patented and patent-pending delivery system includes components specifically formulated to allow rapid sublingual absorption of drugs and supplements directly into the blood stream, thus on first pass avoiding the gastrointestinal tract and liver, allowing far more of the drugs to reach where they are needed in a very short time and avoiding irritation of the gastric system.

●	Growth and Innovation: Proceeds from the transaction are expected to further fuel Aspire’s strategic growth plan to accelerate the development of its differentiated pipeline and finance several key therapeutic programs to data announcements.

Management and Governance

Aspire Biopharma will continue to be led by Kraig Higginson, Director, Chairman and Chief Executive Officer of the Company, and the rest of the current Aspire Biopharma management team. Aspire Biopharma’s Board of Directors is comprised of seven directors, including Michael Howe, Gary E. Stein, Barbara Sher, Edward J. Kimball, Surendra Ajjarapu and Donald G. Fell.

Kraig Higginson, Chief Executive Officer of Aspire, commented, “I am thrilled with the completion of this business combination and excited to lead this talented organization as it prepares to commercialize a technology with the potential to make a meaningful impact on healthcare and patient well-being. We believe Aspire’s approach, which merges a focus on affordability with advanced science to create innovative and improved formulations of approved FDA drugs and nutraceuticals, is a blueprint for sustainable success in the current era of healthcare.”

Higgnson added, “We are immensely proud of our clinical development results so far for our lead product, a novel “instant absorption” formulation of aspirin, to address cardiology emergencies and pain management. We are excited about accelerating our lead product candidate through the development and regulatory pathway. The proceeds from this transaction have improved our financial position and are expected to enable the advancement of multiple clinical stage candidates and the delivery of several important near-term catalysts for value creation.”

Suren Ajjarapu, Chief Executive Officer of Powerup, said, “We are excited to see Aspire take this important next step in its evolution as a transformative biopharmaceutical company by becoming a publicly traded company. This step will enable Aspire to continue to leverage Aspire’s commercial and clinical stage assets to develop innovative advancements of FDA approved drugs, nutraceuticals and supplements.”

About this Transaction

On August 26, 2024, Aspire Biopharma, Inc., a developer of a multi-faceted patent protected disruptive drug delivery mechanism technology, entered into a definitive business combination agreement with PowerUp Acquisition Corp. (Nasdaq: PWUP), a Nasdaq Global Market® listed special purpose acquisition company. Under the terms of the business combination agreement, the SPAC Sponsors and certain current equity holders, officers and directors of Aspire Biopharma have agreed to be subject to a (term) lockup in respect of their common stock, in each case subject to certain customary exceptions, which will provide important stability to the leadership and governance of the combined entity.

The description of the business combination contained herein is only a high-level summary and is qualified in its entirety by the more detailed description of the terms of the transaction provided in the definitive proxy statement/prospectus filed with the U.S. Securities and Exchange Commission on January 14, 2025.

Aspire Overview

Aspire Biopharma, Inc. is a privately held, early-stage biopharmaceutical technology company founded in 2021. The Company is engaged in the business of developing and marketing a disruptive technology for novel delivery mechanisms for FDA approved drugs, nutraceuticals, and supplements. Aspire has developed and acquired technologies that we believe are a Novel Soluble Formulation which address emergencies and drug efficacy, dosage management, patient compliance and safety and rapid response and absorption time when required or desired.

High-dose, sublingual aspirin - Aspire’s Expected Launch Product

Aspire had historically focused on the delivery of aspirin, which may be the most studied and accepted analgesic and anti-inflammatory. However, current aspirin applications have limitations due to side effects from acidity.

Aspire’s first product, which addresses cardiology emergencies and pain management, is a granular or powder formulation of a soluble, Ph neutral, fast-acting aspirin. Benefits of “instant absorption” aspirin include the potential to quickly stop heart attack and stroke; allow high dose absorption for pain management including quick headache relief, post-surgery, cancer pain management, and general pain relief. Aspire currently plans to pursue a “fast track” 505(b)(2) New Drug Application with the U.S. Food and Drug Administration (“FDA”) for its aspirin product. The 505(b)(2) pathway specifically benefits new drugs that are similar to already approved drugs but have slight variations in formulation or administration routes. Aspire can reference the safety and efficacy data of the original innovator drug which can accelerate the approval process and reduce associated costs.

Aspire’s Development Pipeline

In addition to the Company’s lead high-dose aspirin candidate, Aspire has numerous pharmaceutical and nutraceutical applications under development in the following areas, including but not limited to a proprietary Viagra/Cialis combination product which is faster acting, requiring decreased dosages with the benefit of a longer half-life, various bi-hormonal drugs such as testosterone, estrogen and weight loss drugs, anti-seizure drugs, anti-nausea drugs, and thyroid drugs, as well as various supplements including a rapid-absorbing pre-workout and a melatonin sleep aid.

Advisors

Dykema Gossett, PLLC served as legal counsel to PowerUp Acquisition Corp.

Sichenzia Ross Ference Carmel LLP served as legal counsel to Aspire BioPharma, Inc.

About Aspire Biopharma, Inc.

Headquartered in Humacao, Puerto Rico, Aspire Biopharma has developed a disruptive technology through a Novel Soluble Formulation which addresses emergencies, drug efficacy, dosage management, and response time. For more information, please visit www.aspirebiolabs.com.

About PowerUp Acquisition Corp.

PowerUp Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Safe Harbor Statement

Certain statements made in this communication are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of words such as “estimate,” “projects,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “potential,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the financial position, business strategy and the plans and objectives of management for future operations of the combined public company, including as they relate to the potential Business Combination and related transactions, pricing and market opportunity, the completion of the potential Business Combination and related transactions, the level of redemptions by PowerUp’s public shareholders and the timing of the completion of the proposed Business Combination, including the anticipated closing date of the proposed Business Combination and the use of the cash proceeds therefrom. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of PowerUp’s and Aspire’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Aspire Biopharma, Inc. Contact

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com